ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION


THIS ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION (hereinafter the "Agreement") is made and entered into as of the 25th day of November, 2003 by and between International Sports Marketing Group, INC., a Nevada corporation (hereinafter "ISMG") and CAL ALTA, a Calgary, Alberta corporation (hereinafter "CAL").

                                    RECITALS

         WHEREAS, ISMG is a privately held Nevada corporation;

         WHEREAS, CAL is a privately held Calgary, Alberta corporation;

         WHEREAS ISMG desires to acquire 100% of the outstanding common stock of CAL via a reverse merger whereby CAL will become an operating subsidiary of ISMG in exchange for shares of common and preferred stock.

         WHEREAS, the acquisition will be in compliance with Internal Revenue Code 368 (a)(1)(B), 1986 as amended. This will be a stock for stock transaction.

         NOW, THEREFORE, in consideration of the premises and mutual representations, warranties, and covenants herein contained, the parties agree as follows:

                                    ARTICLE 1

                       ACQUISITION AND EXCHANGE OF SHARES

SECTION 1.1 Acquisition. The parties hereby agree that ISMG shall acquire 100% of the outstanding common shares of CAL. In exchange for the common stock of CAL ISMG will issue 8,500,000 shares of $.001 par value common stock . The shares will be issued to the shareholders of CAL.

The parties hereto agree further, that the business of CAL will become the business of ISMG.

SECTION 1.2 Issuance of Shares

         (a) Upon the Closing of this Agreement, ISMG shall cause to be issued shares and delivered to CAL, in the name of its shareholders. Said shares will be issued contemporaneously with the receipt of the CAL shares

         (b) The shares of ISMG common stock issued hereunder shall be authorized but previously un-issued shares.



         (c) All shares of ISMG stock hereunder are deemed "restricted securities" as defined by Rule 144 of the Securities Act of 1933. The shareholders of CAL are acquiring their shares for investment only and without the intent of distribution until such time as appropriate regulatory approved has been properly obtained. All shares of ISMG issued under terms of this agreement shall be issued pursuant to an exemption for the registration requirements of the 1993 Act, under
         Section 4(2) of the 1933 Act and the rules and regulations promulgated there-under.

SECTION 1.3 Closing. The closing of this Agreement and the transactions contemplated hereby (the "Closing") shall take place on November 25, 2003.

         (a) CAL shall cause the stock of CAL to be deemed to ISMG, fully executed instruments of conveyance;

         (b) The shares delivered to CAL will bear a standard restrictive legend;

         (c) ISMG shall deliver to CAL, certificates representing an aggregate of 8,500,000 shares of ISMG Common Stock which shall bear a standard restrictive legend in the form customarily used with restricted securities;

         (e) ISMG shall deliver an Officer's Certificate as described in Sections 9.1 and 9.2 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by ISMG are true and correct as of, or have been fully performed and complied with by the Closing Date; and

         (f) CAL shall deliver an Officer's Certificate as described in Sections
         8.1 and 8.2 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by CAL, are true and correct as of, or have been fully performed and complied with by, the Closing Date;

SECTION 1.4 Special Meeting of Shareholders. In anticipation of this Agreement, CAL will hold Special Meetings of Shareholders on or before November 25, 2003, to ratify this Agreement. ISMG will hold a Special Meeting on or before November 25, 2003 with a recommendation of management to (1) ratify this Agreement, (2) Change the corporate name to Cal Alta Auto Glass, (3) Elect Frank Aiello, Mason Graff and Denise Aiello as directors of ISMG.

SECTION 1.5 Consummation of Transaction. If, at the Closing, no condition exists which would permit any of the parties to terminate this Agreement, or a condition then exists and the party entitled to terminate because of that condition elects not to do so, then the transactions herein contemplated shall be consummated upon such date, and then and thereupon ISMG will file the necessary documents that may be required by the State of Nevada.


                                   ARTICLE II

     REPRESENTATIONS AND WARRANTIES OF International Sports Marketing Group

         ISMG hereby represents, warrants and agrees that:

SECTION 2.1 Organization of ISMG. ISMG is a Nevada corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is duly qualified and in good standing as a foreign corporation in every jurisdiction in which such qualification is necessary, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged. ISMG has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of ISMG, enforceable against ISMG in accordance with its respective terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

SECTION 2.2 Capitalization of ISMG. The authorized capital stock of ISMG currently consists of 25,000,000 shares of Common Stock, par value $.001 per share, of which 2,095,000 shares will be issued. All issued and outstanding shares of common stock of ISMG have been duly authorized and validly issued and are fully paid and non-assessable. There are no options, warrants, rights, calls, commitments or agreements of any character obligating ISMG to issue any shares of its capital stock or any security representing the right to purchase or otherwise receive any such stock. Shares of ISMG stock to be issued pursuant to this Agreement, when so issued, will be duly authorized, validly issued, fully paid and non-assessable.

SECTION 2.3 Charter Documents. Complete and correct copies of the Articles of Incorporation and By-Laws of ISMG and all amendments thereto, have been or will be delivered to CAL prior to the Closing, and certified copies of the ISMG Articles of Incorporation and By-Laws are annexed hereto as Exhibit 2.3 and by this reference made a part hereof.

SECTION 2.4 Financial Statements. ISMG's financial statements for the period ending December 31, 2003, and June 30, 2004 unaudited, a copy of which is annexed hereto as Exhibit 2.4 and by this reference made a part hereof, are true and complete in all material respects, having been prepared in accordance with generally accepted accounting principles applied on a consistent basis for the periods covered by such statements, and fairly present, in accordance with generally accepted accounting principles, the financial condition of ISMG, and results of its operations for the periods covered thereby. Except as otherwise disclosed to CAL, in writing and as set forth herein, there has been no material adverse change in the business operations, assets, properties, prospects or condition (financial or otherwise) of ISMG taken as a whole from that reflected in the financial statements referred to in this Section 2.4, of which CAL, based its decision to enter into this Agreement.

SECTION 2.5 Absence of Certain Changes or Events. Since the date of the ISMG financial report for the period ending June 30, 2004, and except as disclosed, ISMG has not (i) issued or sold any promissory note, stock, bond, option or other corporate security of which it was an issuer or other obligor, (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, direct or indirect, (iii) incurred or suffered to be incurred any liability or obligation whatsoever, (iv) caused or permitted any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, (v) declared or made any dividend, payment or distribution to stock holders or purchased or redeemed or agreed to purchase or redeem any shares of its capital stock, (vi) reclassified its shares of capital stock, or (vii) entered into any agreement or transaction except in connection with the execution and performance of this Agreement except otherwise been discussed.

SECTION 2.6 Assets and Liabilities. ISMG has good and marketable title to all of its assets and property, free and clear of any and all liens, claims and encumbrances, except as may be otherwise explicitly set forth herein. As of date hereon, ISMG does not have any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise, whether due or to become due, that are not fully reflected in the ISMG Balance Sheet dated June 30, 2004 except as may be explicitly set forth herein.

SECTION 2.7 Required Authorizations. There have been or will be timely filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by ISMG or the consummation by it of the transactions contemplated hereby.

SECTION 2.8 Compliance with Law and Government Regulations. ISMG is in compliance with and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business.

SECTION 2.9 Litigation. There is no litigation, arbitration, proceeding or investigation pending or threatened to which ISMG is a party or which may result in any material change in the business or condition, financial or otherwise, of ISMG or in any of its properties or assets, or which might result in any liability on the part of ISMG or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of ISMG, there is no basis for any such litigation, arbitration, proceeding or investigation and if such occurs, it will be disclosed to CAL.

SECTION 2.10 Investigation of Financial Condition. In addition to making available for review by CAL all financial statements, books and records of ISMG, and without in any manner reducing or otherwise mitigating the representations contained herein, CAL, shall have the opportunity to meet with ISMG's accountants and attorneys to discuss the financial condition of ISMG and to make whatever further independent investigation deemed necessary and prudent.

SECTION 2.11 Governmental Consent. No consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of ISMG is required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated hereby.

SECTION 2.12 Authority. ISMG and its Board of Directors shall have approved this Agreement and the transactions contemplated hereby prior to the Closing and duly authorized the execution and delivery hereof. ISMG has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby, and all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

SECTION 2.13 Full Disclosure. None of the representations and warranties made by ISMG herein, or in any exhibit, certificate or memorandum furnished or to be furnished by ISMG on its behalf pursuant hereto, contains or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.

                                   ARTICLE III

                                COVENANTS OF ISMG

SECTION 3.1       Conduct Prior to the Closing.  Between the date hereof and the
 Closing:
                  ----------------------------

         (a) ISMG will not enter into any agreement, contract or commitment, whether written or oral, or engage in any transaction, without the knowledge and prior written consent of CAL;

         (b) ISMG will not declare any dividends or distributions with respect to its capital stock or amend its Articles of Incorporation or By-Laws, without the prior written consent of CAL;

(c) ISMG will not authorize, issue, sell, purchase or redeem any shares of its capital stock without the prior written consent of CAL;

         (d) ISMG will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish information to CAL in connection with any such requirements imposed upon the parties hereto in connection therewith;

         (e) ISMG will not incur any indebtedness for money borrowed, or issue or sell any debt securities, incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount or enter into any other transaction other than in the regular course of business, except to comply with the terms of this Agreement, without the consent of CAL;

         (f) ISMG shall grant to CAL and its counsel, accountants and other representatives, full access during normal business hours during the period prior to the Closing to all its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to CAL and such representatives all information relating to ISMG as CAL may reasonably request; and

         (g) Except for the transactions contemplated by this Agreement, ISMG will conduct its business in the normal course, and shall not sell, pledge or assign its assets without the prior written consent of CAL.

SECTION 3.2       Affirmative Covenants.  Prior to Closing, ISMG will do the following:
                  ---------------------

         (a) Use its best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all the conditions contained in this Agreement;

         (b) Call for and properly hold a meeting of its Board of Directors for the purpose of conducting the business and ratifying those proposals as set forth in Section 1.4 above.

         (c) Promptly notify CAL, in writing of any material adverse change in the financial condition, business, operations or key personnel of ISMG, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement or in an exhibit annexed hereto and made a part hereof; and

         (d) Reserve, and promptly after the Closing, issue and deliver to CAL or its designees the number of shares of ISMG common stock required hereunder; and

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF CAL

CAL hereby represents, warrants and agrees that:

SECTION 4.1 Organization of CAL. CAL is Cal Alta, a Calgary, Alberta corporation. CAL is validly existing and in good standing in each respective state, is duly qualified and in good standing in each jurisdiction.


SECTION 4.2 Charter Documents. Complete and correct copies of the Articles of Incorporation and By-Laws of CAL and its affiliates and all amendments thereto, have been or will be delivered to ISMG prior to the Closing.

SECTION 4.3 Financial Statements/Assets and Liabilities. CAL has good and marketable title to all of the assets to be transferred and delivered to ISMG hereunder, free and clear of any and all liens, claims and encumbrances, except as may be otherwise set forth herein and in its financial statements and further set forth in Exhibit 4.3 annexed hereto and by this reference made a part hereof.

SECTION 4.4 Required Authorizations. There have been or will be timely filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by CAL or the consummation by it of the transactions CAL, contemplated hereby.

SECTION 4.5 Compliance with Law and Government Regulations. CAL is in compliance with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, whether mandatory or voluntary, affecting its properties and operations, imposed by the United States of America.

SECTION 4.6 Litigation. There is no litigation, arbitration, proceeding or investigation pending or threatened to which CAL are a party or which may result in any material change in the business or condition, financial or otherwise, of CAL, or in any of its properties or assets, or which might result in any liability on the part of CAL, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of CAL, there is no basis for any such litigation, arbitration, proceeding or investigation.

SECTION 4.7 Investigation of Financial Condition. In addition to making available for review by ISMG all financial statements, books and records of CAL, and without in any manner reducing or otherwise mitigating the representations contained herein, ISMG shall have the opportunity to meet with CAL accountants and attorneys to discuss the financial condition of CAL and to make whatever further independent investigation deemed necessary and prudent.

SECTION 4.8 Governmental Consent. No consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of CAL is required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated hereby.

SECTION 4.9 Authority. CAL and its shareholders shall have approved this Agreement and the transactions contemplated hereby prior to the Closing and duly authorized the execution and delivery hereof. CAL has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby, and all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken. Those persons executing this Agreement represent that they have received the authority to act on behalf of and for the shareholders of CAL and that in the event additional shareholder approvals are required, such approvals will be obtained at the next scheduled annual meeting of CAL shareholders.

SECTION 4.10 Investment Purpose. CAL hereby represents that it is acquiring the shares of ISMG stock to be issued hereunder for investment purposes only and not with a view for further distribution or resale. CAL further represents and acknowledges that the ISMG shares issued hereunder are "restricted securities" and may not be sold, traded or otherwise transferred without registration under the 1933 Act or exemption therefrom.

SECTION 4.11 Full Disclosure. None of the representations and warranties made by CAL herein, or in any exhibit, certificate or memorandum furnished or to be furnished by ISMG, on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading.

                                    ARTICLE V

                                COVENANTS OF CAL

SECTION 5.1       Conduct Prior to Closing.  Between the date hereof and the
 Closing:
                  ------------------------

         (a) CAL will not enter into any material agreement, contract or commitment, whether written or oral, or engage in any transaction, without the prior written consent of ISMG;

         (b) CAL will not declare any dividends or distributions with respect to its capital stock or amend its Articles of Incorporation or By-Laws, without the prior written consent of ISMG;

         (c) Except within the regular course of business, CAL will not incur any indebtedness for money borrowed or issue to sell any debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, with the prior written consent of ISMG;

         (d) CAL will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish information to ISMG in connection with any such requirements imposed upon the parties hereto in connection therewith; and

         (e) CAL grant to ISMG and its counsel, accountants and other representatives, full access during normal business hours during the period prior to the Closing to all its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to ISMG and such representatives all information relating to CAL , as ISMG may reasonably request.

SECTION 5.2       Affirmative Covenants.  Prior to Closing, CAL will do the
following:
                  ---------------------

         (a) Obtained the approval of its Board of Directors and shareholders to proceed with this Agreement and obtain any further shareholder approvals, which may be required, at the next scheduled annual meeting of CAL shareholders;

         (b) Use its best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all the conditions contained in the Agreement; and

         (c) Promptly notify ISMG in writing of any materially adverse change in the financial condition, business, operations or key personnel of CAL any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

SECTION 6.1 Expenses. Whether or not the transactions contemplated in this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense or as otherwise agreed to herein.

SECTION 6.2       Brokers and Finders.  Each of the parties hereto represents itself.
                  -------------------

SECTION 6.3 Necessary Actions. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of ISMG or CAL as the case may be, shall take all such necessary action.

SECTION 6.4 Indemnification. Each party to this Agreement hereby agrees to defend and hold the other party harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which arise out of, result from or relate to any material breach of, or failure by the party to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by the party under this Agreement.

                                   ARTICLE VII

                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

         The obligations of the parties under this Agreement are subject to the fulfillment and satisfaction of each of the following conditions:

SECTION 7.1 Legal Action. No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of this Agreement or any of the transactions contemplated by this Agreement shall have been issued and remain in effect.

SECTION 7.2 Absence of Termination. The obligations to consummate the transactions contemplated hereby shall not have been canceled pursuant to
Article X hereof.

SECTION 7.3 Required Approvals. ISMG and CAL shall have received all such approvals, consents, authorizations or modifications as may be required to permit the performance by ISMG and CAL of the respective obligations under this Agreement, and the consummation of the transactions herein contemplated, whether from governmental authorities or other persons and ISMG and CAL, shall each have received any and all permits and approvals from any regulatory authority having jurisdiction required for the lawful consummation of this Agreement.

                                  ARTICLE VIII

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF CAL

         All obligations of ISMG under this Agreement are subject to the fulfillment and satisfaction by CAL prior to or at the time of the Closing, of each of the following conditions, any one or more of which may be waived by ISMG.

SECTION 8.1 Representations and Warranties True at the Closing. All representations and warranties of CAL contained in this Agreement will be true and correct at and as of the time of the Closing, and CAL shall have delivered to ISMG a certificate, dated the date of the Closing, to such effect and in the form and substance satisfactory to ISMG, and signed, in the case of CAL by its president and secretary.

SECTION 8.2 Performance. The obligations of CAL to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed at such time, and CAL shall have delivered to ISMG a certificate, dated the date of the Closing, to such effect and in form and substance satisfactory to ISMG.

SECTION 8.3 Authority. All action required to be taken by, or on the part of CAL and its shareholders, if required, to authorize the execution, delivery and performance of this Agreement by CAL and the consummation of the transactions contemplated hereby, shall have been duly and validly taken.

SECTION 8.4 Absence of Certain Changes or Events. There shall not have occurred, since the date hereof, any adverse change in the business, condition, (financial or otherwise), assets or liabilities of CAL or any event or condition of any character adversely affecting CAL and it shall have delivered to TRIAD, certificates, dated the date of the Closing, to such effect and in form and substance satisfactory to ISMG and signed, in the case of CAL, by its president and secretary.

                                   ARTICLE IX

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF CAL

         All obligations of CAL under this Agreement are subject to the fulfillment and satisfaction by ISMG prior to or at the time of the Closing, of each of the following conditions, any one or more of which may be waived by CAL.

SECTION 9.1 Representations and Warranties True at the Closing. All representations and warranties of ISMG contained in this Agreement will be true and correct at and as of the time of the Closing, and ISMG shall have delivered to CAL a certificate, dated the date of the Closing, to such effect and in the form and substance satisfactory to CAL, and signed, in the case of ISMG, by its president and secretary.

SECTION 9.2 Performance. Each of the obligations of ISMG to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed at such time of Closing, and ISMG shall have delivered to CAL a certificate, dated the date of the Closing, to such effect and in form and substance satisfactory to CAL and signed, in the case of ISMG by its president and secretary.

SECTION 9.3 Authority. All action required to be taken by, or on the part of ISMG to authorize the execution, delivery and performance of this Agreement by ISMG and the consummation of the transactions contemplated hereby, shall have been duly and validly taken.

SECTION 9.4 Absence of Certain Changes or Events. There shall not have occurred, since the date hereof, any adverse change in the business, condition, (financial or otherwise), assets or liabilities of ISMG or any event or condition of any character adversely affecting ISMG, and it shall have delivered to CAL, certificates, dated the date of the Closing, to such effect and in form and substance satisfactory to CAL and signed, in the case of ISMG, by its president and secretary.

                                    ARTICLE X

                                   TERMINATION

SECTION 10.1 Termination. Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be terminated:

         (a) By mutual agreement of the parties hereto at any time prior to Closing;

         (b) By the board of directors of ISMG at any time prior to the closing in the event:

                  (i) a condition to performance by ISMG under this Agreement or a covenant of CAL contained herein shall not be fulfilled on or before the time of the Closing or at such other time and date specified for the fulfillment for such covenant or condition; or

                  (ii) a material default or breach of this Agreement shall be made by CAL; or

                  (iii) the Closing shall not have taken place on or prior to August 25, 2004.

(c) By the board of directors of CAL at any time prior to the closing in the event:

                  (i) a condition to CAL performance under this Agreement or a covenant of ISMG contained in this Agreement shall not be fulfilled on or before the Closing or at such other time and date specified for the fulfillment of such covenant or conditions;

                  (ii) a material default or breach of this Agreement shall be made by ISMG; or

                  (iii) the Closing shall not have taken place on or prior to August 25, 2004.

SECTION 10.2 Effect of Termination. If this Agreement is terminated, this Agreement, except as to Sections 11.1, 11.2, shall no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or stockholders; provided however, that in the case of a Termination without cause by a party or a termination pursuant to Sections 10.1(b) (i) or 10.1 (c) (i) hereof because of a prior material default under or a material breach of this Agreement by another party, the damages which the aggrieved party or parties may recover from the defaulting party or parties shall in no event exceed the amount of out-of-pocket costs and expenses incurred by such aggravated party or parties in connection with this Agreement.

SECTION 10.3 Rescission. In the event that prior to November 25, 2003, CAL fails to obtain any and all consents and/or approvals that may be required from the CAL, shareholders or any regulatory authority for the approval and ratification of this Agreement, then this Agreement shall be rescinded and become null and void with the result that all shares of ISMG Common Stock issued to CAL hereunder are to be deemed canceled and no longer outstanding on the transfer records of ISMG and that those assets set forth in Exhibit 1.1 hereto shall be returned to CAL.
                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1 Finders Fees. CAL and ISMG agree and acknowledge that there are no finders fees to be paid.
                  -------------

SECTION 11.2 Cost and Expenses. All costs and expenses incurred in connection with this Agreement will be paid by the party incurring such expenses. In the event of any termination of this Agreement pursuant to Section 10.1 or 10.3, subject to the provisions of Section 11.2, CAL and ISMG will each bear their own respective expenses.

SECTION 11.3      Extension of Time:  Waivers.  At any time prior to the
Closing date:
                  ---------------------------

         (a) ISMG may (i) extend the time for the performance of any of the obligations or other acts of CAL, (ii) waive any inaccuracies in the representations and warranties of CAL contained herein or in any document delivered pursuant hereto by CAL, and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by CAL. Any agreement on the part of ISMG to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of ISMG;

         (b) CAL may (i) extend the time for the performance of any of the obligations or other acts of ISMG, (ii) waive any inaccuracies in the representations and warranties of ISMG contained herein or in any document delivered pursuant hereto by ISMG and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by ISMG. Any agreement on the part of CAL to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of CAL;

SECTION 11.4 Notices. Any notice to any party hereto pursuant to this Agreement shall be given by Certified or Registered Mail, addressed as follows:

                                    CAL ALTA
                         3927 Edmonton Trail N.E. Bay 8
                            Calgary, Alberta T2E 6T1

                   International Sports Marketing Group, INC.
                               6565 Spencer Street
                               Las Vegas, NV 89119

         Additional notices are to be given to each party, at such other address should be designated in writing comply as to delivery with the terms of this
Section 11.3. All such notices shall be effective when sent, addressed as aforesaid.

SECTION 11.5 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and designees. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

SECTION 11.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together shall constitute one document. The delivery by facsimile of an executed counterpart of this Agreement shall be deemed to be an original and shall have the full force and effect of an original executed copy.

SECTION 11.7 Severability. The parties hereto agree and affirm that none of the provisions herein is dependent upon the validity of any other provision, and if any part of this Agreement is deemed to be unenforceable, the remainder of the Agreement shall remain in full force and effect.

SECTION 11.8 Headings. The Article and Section headings are provided herein for convenience of reference only and do not constitute a part of this Agreement.

SECTION 11.9 Governing Law. This Agreement shall be governed by the laws of the State of Nevada. Any action to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in the State of Nevada and in no other place.

SECTION 11.10 Survival of Representations and Warranties. All terms, conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, shall survive the Closing and the delivery of the shares of ISMG Common Stock transferred hereunder at the Closing, regardless of any investigation made by or on behalf of any of the parties hereto.

SECTION 11.11 Assignability. This Agreement shall not be assignable by any of the parties hereto without the prior written consent of the other parties.

SECTION 11.12 Amendment. This Agreement may be amended with the approval of the boards of directors of ISMG and CAL at any time before or after approval thereof by directors of ISMG, if required, and CAL; but after such approval by the ISMG directors, no amendment shall be made which substantially and adversely changes the terms hereof. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.


IN WITNESS WHEREOF, the parties hereto have executed and delivered this Acquisition Agreement in a manner legally binding upon them as of the date first above written.




"ISMG"
International Sports Marketing Group, INC.

ATTEST:





By:                                               By:______
   ------------------------                          ------------------
Its: President                                            Secretary



"CAL"
Cal Alta Auto Glass, Inc.

ATTEST:



By:  ________                                     By:__
    --------------------------                      ---------------------------
Its: President                                           Secretary

                                   CERTIFICATE

                                       OF

                                       CAL



         The undersigned, ___________ and ____________ hereby certify that they are the President and Secretary respectively, of CAL, a Calgary Alberta corporation and further certify as follows:

         1. That the representations and warranties of CAL contained in the Acquisition Agreement (the "Agreement") by and between ISMG, a Nevada corporation, and CAL are true and correct at and as of the date hereof.

         2. The obligations and covenants of CAL to be performed and observed on or before the Closing as defined in the Agreement have been duly performed and observed.

         3. Except as otherwise disclosed in the Agreement, there has not occurred since the date thereof, any adverse change in the business, condition (financial or otherwise), assets or liabilities of the Company or any event or condition of any character adversely affecting the Company.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this ____th day of November, 2003.


                                    CAL ALTA


                                                     By: ____________________
                           Frank Aiello, President



                                                     By: ____________________
                                                     Mason Graff, Secretary

                                   CERTIFICATE

                                       OF

                   International Sports Marketing Group, INC.



         The undersigned, _______ and _____________ hereby ratify that they are the President and Secretary respectively, of International Sports Marketing Group, INC., a Nevada corporation ("ISMG") and further certify as follows:

         1. That the representations and warranties of ISMG contained in the Acquisition Agreement (the "Agreement") by and between ISMG and CAL are true and correct at and as of the date hereof.

         2. The obligations and covenants of ISMG to be performed and observed on or before the Closing as defined in the Agreement have been duly performed and observed.

         3. Except as otherwise disclosed in the Agreement, there has not occurred since the date thereof, any adverse change in the business, condition (financial or otherwise), assets or liabilities of ISMG or any event or condition of any character adversely affecting ISMG.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this ______th day of November 2003.



                                      International Sports Marketing Group, INC.


                                                     By:________________
                                                     Alfred King, President



                                                     By:__________________
                                                     Clinton Haymond, Secretary